UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2007

Getty Realty Corp.
(Exact name of registrant as specified in charter)

Maryland (State of Organization)	001-13777 (Commission File Number)	11-3412575 (IRS Employer Identification No.)

125 Jericho Turnpike, Suite 103
Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (516) 478-5400

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement

On February 15, 2007, the Board of Directors of Getty Realty Corp. (together with Getty Properties Corp., the “Company,” “we” or “our”) ratified a Contract for Sale and Purchase dated as of February 6, 2007 (the “Agreement”) entered into by Getty Properties Corp., a wholly owned subsidiary of the Company, with various subsidiaries of Trustreet Properties, Inc. (together with the subsidiaries, “Trustreet”). The Agreement relates to the acquisition by the Company of 68 convenience store and gas station properties (the “Properties”) owned and leased by Trustreet. The total purchase price for the Properties will be approximately $86.6 million. Substantially all of the Properties are leased to retail tenants. The Company intends to fund the acquisition utilizing its unsecured corporate revolving credit line (as may be modified to accommodate the acquisition).

The consummation of the acquisition is subject to substantial contingencies that, among other things, relate to our due diligence with regard to the Properties. The Agreement provides that we may elect in our sole discretion to terminate the Agreement, and not close on the acquisition of the Properties, if the results of our due diligence (including environmental and other physical inspections) with respect to the Properties is unsatisfactory.

The Agreement provides that the closing date for the acquisition will be as of March 31, 2007, subject to the right of the sellers to extend for an additional period of up to thirty days. In view of the contingencies discussed above, there can be no assurance that the acquisition will be consummated within this time frame, or at all.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “Forward Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When the words “believes”, “expects”, “intends”, “plans”, “projects”, “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements expressed or implied by these forward-looking statements. Information concerning factors that could cause our actual results to differ materially from these forward-looking statements can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as in the other filings we make with the Securities and Exchange Commission. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY REALTY CORP.

Date: February 22, 2007	By:	/s/ Thomas J. Stirnweis
Thomas J. Stirnweis
Vice President, Treasurer and
Chief Financial Officer